EXHIBIT 23.1


                         CONSENT OF ROBISON, HILL & CO.

                        [Robison, Hill & Co. Letterhead]





               Consent of Independent Certified Public Accountants


         We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-8 pertaining to the 2002 Nonqualified Stock Option Plan of Laredo Investment Corp. We consent to the incorporation by reference therein of our report dated March 19, 2002, with respect to the consolidated financial statements of Laredo Investment Corp. as of December 31, 2001 and 2000 and for the years then ended included in the Form 10-KSB filed on March 28, 2002 with the Securities and Exchange Commission. We consent to the incorporation by reference therein of our report dated May 10, 2002, with respect to the unaudited interim consolidated financial statements of Laredo Investment Corp. as of March 31, 2002 and for the three months ended March 31, 2002 and 2001 included in the Form 10-QSB filed on May 14, 2002 with the Securities and Exchange Commission.



                                               -----------------------------
                                               Certified Public Accountants



Salt Lake City, Utah
May 29, 2002